Exhibit 10(d)(1)

INDEMNIFICATION AGREEMENT

This Agreement is entered into and effective this __ day of ______, 20__ (the “Effective Date”), by and between Snap-on Incorporated, a Delaware corporation (the “Company”), and _____________ (“Indemnitee”).

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or officers unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, Indemnitee is a director or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment;

WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the By-laws of the Company require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such By-laws; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability so that Indemnitee may continue to serve the Company free from undue concern for litigation claims for damages arising out of or related to the performance of such service, the increasing difficulty in obtaining satisfactory director and officer liability insurance coverage, and Indemnitee’s reliance on the aforesaid By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws, or any change in the composition of the Company’s Board of Directors, or any acquisition transaction relating to the Company), it is reasonable, prudent and necessary for the Company to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meaning given here:

I.1.         “Board” shall mean the Board of Directors of the Company.

I.2.         “Change of Control” shall be deemed to have occurred on the first to occur of any one of the events set forth in the following paragraphs:

(i)         any person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)         the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company as such terms are used in Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)         there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

I.3.         “Corporate Status” describes the status of a person who is or was a director, officer, employee, trustee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.

I.4.         “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

I.5.         “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

I.6.         “Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements, costs, expenses and obligations paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to prosecute, defend, be a witness in, or participate in, any Proceeding relating to any Indemnifiable Event.

I.7.         “Good Faith” shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee’s conduct was unlawful.

I.8.         “Indemnifiable Event” shall mean any event or occurrence (including events or occurrences prior to the date hereof) related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company or another Enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

I.9.         “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section VII.1, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

I.10.         “Potential Change of Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

I.11.         “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative.

ARTICLE II

INDEMNIFICATION

Section II.1.     In General.     The Company shall indemnify and advance Expenses to Indemnitee in connection with any Proceeding by reason of (or arising in part out of) an Indemnifiable Event as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. Prior to a Change of Control, Indemnitee shall not be entitled to indemnification (including any advancement of Expenses) pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee unless either (i) the Board of Directors has authorized or consented to the initiation of such Proceeding or (ii) such Proceeding seeks to enforce Indemnitee’s rights under this Agreement.

Section II.2.     Basic Indemnification Arrangement.     If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty (30) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses) incurred by or for him in connection with the investigation, defense, settlement or appeal of such Proceeding or any claim, issue or matter therein if Indemnitee acted in Good Faith. If so requested by Indemnitee, the Company shall advance (within two (2) business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). The obligation of the Company to make an Expense Advance pursuant to this Section II.2 shall be subject to the condition that, if, when and to the extent that it is determined by the forum selected by Indemnitee pursuant to Section IV.3 that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided that the Company’s obligation to make the Expense Advances under this Section II.2 or any advance of Expenses under Article III shall not be qualified or conditioned in any manner by the Company on the Indemnitee’s ability to reimburse the Company; and provided, further, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by such forum that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

Section II.3.     Indemnification of a Party Who is Wholly or Partly Successful.     Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of an Indemnifiable Event, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by or for him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA taxes or penalties, and amounts paid in settlement) actually and reasonably incurred by or for him in connection with each successfully resolved claim, issue or matter. For purposes of this Section II.3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article IV) that Indemnitee did not act in Good Faith.

ARTICLE III

INDEMNIFICATION AND ADVANCEMENT

FOR ADDITIONAL EXPENSES

Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against any and all Expenses (including attorney’s fees) and, if requested by Indemnitee, shall (within two (2) business days of such request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with (i) any hearing or proceeding under Article IV involving Indemnitee and against all Expenses incurred by Indemnitee in connection with any other action between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement and/or (ii) any action brought by Indemnitee for recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. The obligation of the Company to make the expense advance pursuant to this Article III shall be subject to the condition that if, when and to the extent that a final judicial determination is made that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid.

ARTICLE IV

DETERMINATION OF RIGHT TO INDEMNIFICATION

Section IV.1.     No Determination Necessary when Indemnitee was Successful.     To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section II.2 of this Agreement or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses incurred by or for Indemnitee in connection with the investigation, defense, or appeal of such Proceeding.

Section IV.2.     Determination of Good Faith.     In the event that Section IV.1 is inapplicable, the Company shall also indemnify Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to a forum listed in Section IV.3 below that Indemnitee did not act in Good Faith.

Section IV.3.     Forum for Determination.     Indemnitee shall be entitled to select the forum in which the validity of the Company’s claim under Section IV.2 hereof that Indemnitee is not entitled to indemnification will be heard from among the following:

(a)	A committee of the Disinterested Directors, even though the Disinterested Directors be less than a quorum;

(b)	The stockholders of the Company;

(c)	Legal counsel selected by Indemnitee, and reasonably approved by the Board, which counsel shall make such determination in a written opinion; or

(d)	A panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected.

As soon as practicable, and in no event later than thirty (30) days after written notice of Indemnitee’s choice of forum pursuant to this Section IV.3, the Company shall, at its own expense, submit to the selected forum in such manner as Indemnitee or Indemnitee’s counsel may reasonably request, its claim that Indemnitee is not entitled to indemnification, and the Company shall act in the utmost Good Faith to assure Indemnitee a complete opportunity to defend against such claim.

Section IV.4.     Right to Appeal.     In the case of a determination by any forum listed in Section IV.3 hereof that Indemnitee is not entitled to whole or partial indemnification with respect to a specific Proceeding, or a failure by any such forum to make any determination, Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement or to commence litigation in any court in the States of Wisconsin or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by such forum or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination such forum otherwise shall be conclusive and binding on the Company and Indemnitee.

ARTICLE V

PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

Section V.1.     Burden of Proof.     In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

Section V.2.     Effect of Other Proceedings.     The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith. In addition, neither the failure of any forum listed in Section IV.3 to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any such forum that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

Section V.3.     Reliance as Safe Harbor.     For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section V.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

Section V.4.     Actions of Others.     The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

ARTICLE VI

NON-EXCLUSIVITY, INSURANCE,

SUBROGATION, PERIOD OF LIMITATIONS

Section VI.1.     Non-Exclusivity.     The rights of indemnification and to receive advances of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.

Section VI.2.     Insurance.     The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. To the extent that the Company maintains such a policy or policies, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

Section VI.3.     Subrogation.     In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section VI.4.     No Duplicative Payment.     The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, By-law, contract, agreement or otherwise.

Section VI.5.     Period of Limitations.     No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of the facts which gave rise to such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

ARTICLE VII

CHANGE OF CONTROL

Section VII.1.     Change of Control.     The Company agrees that if there is a Change of Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances of any Expenses under this Agreement or any other agreement or Company By-Law now or hereafter in effect relating to Proceedings for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorney’s fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section VII.2.     Establishment of Trust.     In the event of a Potential Change of Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Legal Counsel referred to in Section VII.1. The terms of the trust shall provide that upon a Change of Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within two business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section II.2 of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by any forum listed in Section IV.3 or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section VII.2 shall relieve the Company of any of its obligations under this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section VIII.1.     Binding Effect, Etc.     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

Section VIII.2.     Severability.     The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

Section VIII.3.     No Adequate Remedy.     The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

Section VIII.4.     Identical Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section VIII.5.     Headings.     The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section VIII.6.     Modification and Waiver.     No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section VIII.7.     Notices.     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date of which it is so mailed:

If to Indemnitee, as shown with Indemnitee’s signature below,

If to the Company to:

Snap-on Incorporated

2801 80th Street

Kenosha, Wisconsin 53143

Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section VIII.8.     Governing Law.     The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE COMPANY:

By:
[Name and Title]

INDEMNITEE:
[Name and Title]

ADDRESS: